Exhibit 10.1

FY2014 Metric Based Bonus Plan

Effective August 1, 2013 - January 31, 2014

Objectives

•                  Promotes team based goals/ results and links to corporate goals/results

•                  Provide incentives to employees to meet and exceed total bookings, thereby increasing the value of the company

•                  All employees share in the success of the company

•                  Align employees with the primary goals of the company

•                  Aligns Rally pay with other High Tech companies

Eligibility

•                  All non-commissioned employees

•                  Sales leaders/managers

•                  Employees must be employed on the first and last day of the quarter to be eligible to receive a payout for that respective quarter.

Bonus Plan Period:

FY2013:

•                  Q3: August 1, 2013 through October 31st, 2013

•                  Q4: November 1, 2013 through January 31, 2014

Target Bonus

All non-commissioned employees are assigned a grade level with an associated target bonus percentage.  The bonus will be calculated based on actual earnings for the time period of August 1, 2013 through October 31, 2013 and November 1, 2013 and January 31, 2014.

Sales leaders and managers are assigned specific target amounts in their local currency.

* Actual earnings include actual base salary earnings only and exclude all other compensation such as bonus payments.

Bonus Plan Metrics

•                  MBB will be measured on total bookings for the discreet quarter (new product bookings + renewals + services bookings)

•                  Total bookings targets are aligned with the sales bookings quota

•                  Q3 and Q4 MBB payment will be paid to participants based on a preset schedule defining MBB % payment against total bookings

•                  Threshold will be set at 90% achievement against total bookings with a payment equal to 50% of target bonus

•                  Maximum payment will be set at 120% achievement against total bookings with a payment equal to 150% of target bonus

Payout Schedule

•                  The payout range is 90% to 120% as follows:

Bookings Achievement	Payout %
Below 90%	0.0%
90%	50.0%
91%	55.0%
92%	60.0%
93%	65.0%
94%	70.0%
95%	75.0%
96%	80.0%
97%	85.0%
98%	90.0%
99%	95.0%
100%	100.0%
101%	102.5%
102%	105.0%
103%	107.5%
104%	110.0%
105%	112.5%
106%	115.0%
107%	117.5%
108%	120.0%
109%	122.5%
110%	125.0%
111%	127.5%
112%	130.0%
113%	132.5%
114%	135.0%
115%	137.5%
116%	140.0%
117%	142.5%
118%	145.0%
119%	147.5%
120%	150.0%

Bonus Payout Calculation

The bonus payment is equal to the Target Bonus % multiplied by the Performance Factor Achievement % multiplied by Actual Earnings:

(Performance Factor Achievement Payout %) x (Actual Earnings x Target Bonus)

Example:

Bookings Achievement = 95%

MBB payout = 75%

Earnings = $22,000 (assuming an annual salary of $88,000)

Target Bonus = 5%

75% x $22,000 x 5% = $825

Timing

Anticipated Payout Date:

It is anticipated Rally will pay:

•                  Q3 MBB between November 15, 2013 and November 30, 2013 and

•                  Q4 MBB between February 14, 2014 and February 28, 2014

Other Provisions

•                  Part-time employees will be paid out in accordance with their reduced schedule

•                  Employees on sabbatical, will be paid the full payout amount

•                  Employees on qualified FMLA leave should be entitled to full MBB allocation, regardless of duration.

•                  Employees on un-paid leave will not receive a payout for the period of un-paid leave

•                  Management reserves the right to interpret, change or cancel this plan at any time in its discretion.